UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by Medivation, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 9, 2015, the Company, as borrower, entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, providing for (i) a one-year $75 million revolving loan facility (the “Revolving Credit Facility”); and (ii) an uncommitted accordion facility subject to the satisfaction of certain conditions. On September 17, 2015, the Company borrowed the full $75 million available under the Revolving Credit Facility.

The description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 9, 2015, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: September 17, 2015	By:	/s/ Richard A. Bierly
Richard A. Bierly
Chief Financial Officer